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                                                                   EXHIBIT 23.1



              INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-91592 of Simulations Plus, Inc. and Subsidiaries on Form S-8 of our report, dated June 28, 2002, appearing in this Annual Report on Form 10-KSB of Simulations Plus, Inc. and Subsidiaries for the year ended August 31, 2003.



/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP



Los Angeles, California
November 26, 2003